    As filed with the Securities and Exchange Commission on November 19, 1999

                                                    Registration No. 333-_______

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                             GIBSON GREETINGS, INC.

               (Exact name of issuer as specified in its charter)

       Delaware                                            52-1242761
------------------------                    ------------------------------------
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                    2100 Section Road, Cincinnati, Ohio 45237
               ---------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                             GIBSON GREETINGS, INC.
                            1999 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

                   Harold L. Caldwell, Esq., 2100 Section Road
                             Cincinnati, Ohio 45237
                     (Name and address of agent for service)

                     Telephone number, including area code,
                      of agent for service: (513) 841-6653
                      ------------------------------------

                                    Copy to:
                             Patricia O. Lowry, Esq.
                        Taft, Stettinius & Hollister LLP
                               1800 Firstar Tower
                                425 Walnut Street
                             Cincinnati, Ohio 45202

                         CALCULATION OF REGISTRATION FEE
================================================================================
                                      Proposed        Proposed
         Title of       Amount         maximum         maximum
        securities       to be        offering        aggregate    Amount of
          to be       registered        price         offering   registration
        registered        (1)       per share (2)     price (2)       fee
--------------------------------------------------------------------------------

Common Stock,          723,000         $9.20         $6,651,600      $1,849
par value $.01         shares

================================================================================


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(1)  This registration statement also covers such indeterminable number of additional shares of Common Stock of Gibson Greetings, Inc. as may become issuable with respect to all or any of such shares pursuant to antidilution provisions in the plans.
(2) Inserted solely for purposes of computing the registration fee and based, pursuant to Rule 457(h) under the Securities Act of 1933, as amended, upon the average of the high and low prices of the Common Stock on November 15, 1999, as reported on the Nasdaq National Market.


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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.       Incorporation of Documents by Reference
-----------------------------------------------------

              The following documents of the registrant are incorporated by reference into and made a part of this registration statement. In addition, all documents subsequently filed by the registrant pursuant to Sections 13, 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

              (a) The registrant's Annual Report on Form 10-K for the year ended December 31, 1998;

              (b)    All other reports filed by the registrant pursuant to
                     Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since December 31, 1998; and

              (c) The description of the registrant's common stock contained in its Registration Statement on Form 8-A filed on April 25, 1984 under the Securities Exchange Act of 1934, as amended.

Item 4.       Description of Securities
---------------------------------------

              Not applicable.

Item 5.       Interests of Named Experts and Counsel
----------------------------------------------------

              The legality of the securities being registered has been passed upon for the registrant by Taft, Stettinius & Hollister LLP, 425 Walnut Street, Cincinnati, Ohio 45202. Charles D. Lindberg, of counsel to that firm, is a director of the registrant.

Item 6.       Indemnification of Directors and Officers
-------------------------------------------------------

              Article VIII of the registrant's Restated Certificate of Incorporation, as amended, requires the registrant to indemnify, to the full extent authorized by the Delaware General Corporation law, any person with respect to any liability, cost or expense incurred by him in his capacity as, or arising out of his status as, a director or officer of the registrant or arising out of his status as a director, officer, employee or agent of another corporation or entity which position has been assumed at the request of the registrant.

              Section 145 of the General Corporation Law of the State of Delaware authorizes the indemnification of directors and officers against liability incurred by reason of being a director or officer and against expenses (including attorneys' fees) in connection with defending any action seeking to establish such liability, in the case of third-party claims, if the officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of actions by or in the right of the corporation, if the officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and if such officer or director shall not have been adjudged liable to the corporation unless a court otherwise determines. Indemnification is also authorized with


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respect to any criminal action or proceeding where the officer or director had no reasonable cause to believe his conduct was unlawful.

Item 7.       Exemption from Registration Claimed
-------------------------------------------------

              Not applicable.

Item 8.       Exhibits
----------------------

Exhibit
Number
-------

   5           Opinion of Taft, Stettinius & Hollister LLP
  23.1         Consent of Deloitte & Touche LLP
  23.2         Consent of Counsel (included in Exhibit 5)
  24           Power of Attorney

Item 9.       Undertakings
--------------------------

              *(a)  The undersigned registrant hereby undertakes:

                     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                     (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                     (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

              Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.


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                     (2) That, for the purpose of determining any liability
under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              *(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              *(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



--------------

* Paragraph references correspond to those of Item 512 of Regulation S-K.



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                                   SIGNATURES

              The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio as of the 19th day of November, 1999.

                                     GIBSON GREETINGS, INC.



                                     By /s/ Frank J. O'Connell
                                        ---------------------------------------
                                        Frank J. O'Connell, President and Chief
                                        Executive Officer

              Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated as of the 19th day of November, 1999.

               Signature                           Title
               ---------                           -----


/s/ Frank J. O'Connell              Chairman of the Board, President and
---------------------------         Chief Executive Officer
Frank J. O'Connell                  (principal executive officer)



/s/ James T. Wilson                 Executive Vice President - Finance and
---------------------------         Operations and Chief Financial Officer
James T. Wilson                     (principal financial officer)


/s/ Paul W. Farley                  Vice President - Controller and
---------------------------         Assistant Treasurer
Paul W. Farley                      (principal accounting officer)


/s/ George M. Gibson                Director
---------------------------
George M. Gibson


/s/ Robert P. Kirby                 Director
---------------------------
Robert P. Kirby


/s/ Charles D. Lindberg             Director
---------------------------
Charles D. Lindberg


/s/ Albert R. Pezzillo              Director
---------------------------
Albert R. Pezzillo


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/s/ Charlotte St. Martin            Director
---------------------------
Charlotte St. Martin


/s/ C. Anthony Wainwright           Director
---------------------------
C. Anthony Wainwright



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